Exhibit 10.4

LEVEL ONE BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

FOR

Executive

(A Non-Qualified Supplemental Income Plan)

As of June 18, 2015

PREAMBLE

This Agreement is executed this 18 day of June, 2015 (the “Execution Date”) by Level One Bank, a Michigan state chartered commercial bank (hereinafter sometimes referred as the “Company” or “Employer”), and Executive (the “Executive”), evidencing and sometimes referred to as the “Level One Bank Supplemental Executive Retirement Plan for the Executive” or the or this “Plan.”

WHEREAS, Employer desires to retain the valuable services of Executive by providing the Plan; and

WHEREAS, The Employer believes that a non-qualified benefit plan such as the Plan would serve the Employer’s best business interests to retain the services of the Executive; and

WHEREAS, The Employer therefore adopts this Level One Bank Supplemental Executive Retirement Plan for the Executive, constituting a nonqualified deferred compensation plan which is unfunded and constitutes a “top-hat” plan under ERISA.

NOW, THEREFORE, the Plan is hereby established as follows:

ARTICLE I - INTRODUCTION

1.1                               Name

The name of this Plan is the “Level One Bank Supplemental Executive Retirement Plan for the Executive”.

1.2                               Effective Date

The effective date of the Plan is January 1, 2015 (the “Effective Date”).

1.3                               Purpose

The purpose of the Plan is to provide deferred income for the Executive.

This Plan is intended to be a non-qualified unfunded “top-hat” plan under applicable provisions of the Code and ERISA, and thus the Plan is an unfunded plan of deferred compensation maintained for a member of a select group of management or highly compensated employees pursuant to sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and an unfunded plan of deferred compensation under the Code.

1.4                               Interpretation

Wherever appropriate, pronouns of any gender shall be deemed synonymous, as shall singular and plural pronouns. Headings of Articles and Sections are for convenience of reference only, and are not to be considered in the construction or interpretation of the Plan. The Plan shall be interpreted and administered so as to give effect to its purpose as expressed in Section 1.3 and to qualify as a non-qualified, unfunded plan of deferred compensation in compliance with the requirements of Code section 409A, and the Treasury regulations and IRS pronouncements thereunder, as in effect from time-to-time (collectively, “Section 409A”).

ARTICLE II - DEFINITIONS & TERMS

Definition of Terms.

Certain words and phrases are defined when first used in later paragraphs of this Agreement. Unless the context clearly indicates otherwise, the following words, when used in this Agreement, shall have the following respective meanings:

2.1.1                     Account

“Account” means a liability and hypothetical reserve on the books of the Company to which Account shall accrue and be credited, as of the last day of each Plan Year on which the Executive is employed by the Company, an aggregate dollar amount equal to the following:

A.            Ten percent (10%) of the Executive’s Base Salary for such applicable Plan Year, but only if the Company achieves “Threshold net income” for such applicable Plan Year as contemplated under the Level One Executive Incentive Plan for such applicable Plan Year, plus

B.            Ten percent (10%) of the Executive’s Base Salary, but only if the Company achieves “Target net income” for such applicable Plan Year as contemplated under the Level One Executive Incentive Plan for such applicable Plan Year.

C.            These contributions are discretionary. If there is a significant negative operational outcome outside of net income, the Board may determine that a different, or no, contribution would be credited for that plan year.

The Account shall be adjusted quarterly in accordance with the investment experience of the Lipper Balanced Fund Index.

All such accruals in respect of such applicable percentages of Base Salary and such adjustments for deemed investment experience of the Account shall be reflected as an aggregate dollar amount as of an applicable date, and shall constitute the Account as of such applicable date.

2.1.2                     Affiliate

“Affiliate” shall mean any corporation, partnership, joint venture, association, or similar organization or entity, the employees of which would be treated as employed by the Company under Section 414(b) and 414(c) of the Code. It also means any organization that is a member of an affiliated service group with the Company within the meaning of Section 414(m) of the Code and any other organization required to be aggregated with the Company under Section 414(o) of the Code. No entity shall be treated as an Affiliate for any period that it is not a part of a controlled group, under common control, part of an affiliated service group or is otherwise required to be aggregated under Section 414 of the Code.

2.1.3                     Agreement

“Agreement” shall mean this Agreement, evidencing the Plan, together with any and all amendments or restatements thereof.

2.1.4                     Bancorp

Bancorp shall mean Level One Bancorp, Inc., a bank holding company organized under the laws of the State of Michigan.

2.1.5                     Base Salary

“Base Salary” shall mean “Base Compensation” as defined under the Employment Agreement and as in effect as of the last day of an applicable Plan Year.

2.1.6                     Board of Directors or Board

“Board of Directors” or “Board” shall mean the Board of Directors of the Company.

2.1.7                     Cause

“Cause” shall have the meaning as provided under the Employment Agreement.

2.1.8                     Change in Control

“Change in Control” means the first to occur of any one of the events:

(i)                                     the date any Person (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) or more than one Person acting as a group (as determined under Treasury Regulation §1.409A-3(i)(5)(v)(B)), acquires ownership of the stock of the Company or Bancorp that, together with stock held by such Person or group, constitutes more than 50 percent of the total voting power of the stock of such Company or Bancorp;

(ii)                                  the date individuals who, as of the Effective Date (which, solely for purposes of this definition of Change in Control shall mean the Effective Date as defined under the Level One Bancorp, Inc. 2015 Equity Incentive Plan, which is May 21, 2015), constituted the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to such Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Bancorp in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member-of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than such Board; or

(iii)                               the date that any Person or more than one Person acting as a group (as defined under Treasury Regulation §1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company and Bancorp that have a total gross fair market value equal to or more than 50 percent of the total gross fair market value of all assets of the Company and Bancorp immediately before such acquisition or acquisitions.

In addition, a Change in Control shall not be considered to have occurred under the Plan unless such Change in Control also constitutes a “change in the ownership or effective control” of the Company and Bancorp or a “change in ownership of a substantial portion of the assets” of the Company and Bancorp, in each case, within the meaning of Section 409A.

2.1.9                     Code

“Code” means the Internal Revenue Code of 1986 and Treasury regulations thereunder, as amended.

2.1.10              Committee

“Committee” shall mean the person or persons described in Article VII who serve on the Compensation Committee and, as such, are charged with the day-to-day administration, interpretation and operation of the Plan.

2.1.11              Disability

“Disability” shall mean the definition of “disability” in Section 409A.

2.1.12              Effective Date

“Effective Date” shall mean the effective date of this Plan as defined in Section 1.2.

2.1.13              Employer

“Employer” shall mean the Company and its Affiliates and their successors or assigns.

2.1.14              Employment Agreement

“Employment Agreement” shall mean that certain Employment Agreement, dated as of January 1, 2015, by and between the Company, Bancorp and Executive, and any and all amendments thereof after the Effective Date.

2.1.15              ERISA

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.1.16              Executive

“Executive” shall mean the individual identified as the “Executive” in the first sentence of this Agreement establishing and evidencing this Plan.

2.1.17              Leave of Absence.

“Leave of Absence” shall mean a temporary period of time, not to exceed twelve (12) consecutive calendar months during which time a Participant shall not be an active employee of an Employer, but shall be treated for purposes of this Plan as in continuous employment with the Employer, including for purposes of vesting; provided, however, and notwithstanding anything in this Plan to the contrary, if the Executive is on Leave of Absence for more than twelve (12) weeks during an applicable Plan Year, then no amount shall accrue or be credited to the Account for such applicable Plan Year. A Leave of Absence may be either paid or unpaid, but must be agreed to in writing by both the Employer and the Participant. A Leave Of Absence that continues beyond the twelve (12) consecutive months shall be treated as a voluntary Termination of Employment as of the first business day of the thirteenth month for purposes of the Plan.

2.1.18              Named Beneficiary

“Named Beneficiary” or “Designated Beneficiary” or “Beneficiary” shall mean any person or trust, or combination, as last designated by the Participant during his lifetime upon a “Beneficiary Designation Form” provided by the Employer and filed with the Committee, who is specifically named to be a direct or contingent recipient of all or a portion of a Participant’s benefits under the Plan in the event of the Participant’s death. Such designation shall be revocable by the Participant at any time during his lifetime without the consent of any Beneficiary, whether living or born hereafter. Unless expressly provided by law, the Named Beneficiary may not be designated or revoked and changed by the Participant in any other way. No beneficiary designation or beneficiary change shall be effective until received in writing and acknowledged according to established Employer procedures and practices. Should the Participant fail to designate the Named Beneficiary, the Named Beneficiary shall be the Participant’s estate.

2.1.19              Participant

“Participant” shall mean only the Executive. Solely and exclusively for purposes of payment of survivor death benefits, if any, the term “Participant” shall also include a surviving Beneficiary.

2.1.20              Plan

“Plan” shall mean the “Level One Bank Supplemental Executive Retirement Plan for the Executive” as set forth herein.

2.1.21              Plan Distribution

“Plan Distribution” shall mean a distribution and payment of the Account (the amount of which shall be determined as of the tenth day preceding the applicable date of distribution, provided that, if such tenth day is a weekend or holiday, the most recent preceding non-weekend or non-holiday shall be used as the date of determination) made from the Plan pursuant to applicable Plan provisions, and subject to vesting and forfeiture as provided under Article IV of this Plan.

2.1.22              Plan Year

“Plan Year” shall mean the twelve (12) consecutive month period constituting a calendar year, beginning on January 1 and ending on December 31.

2.1.23              Section 409A

“Section 409A” shall have the meaning as provided under Section 1.4.

2.1.24              Termination of Employment

“Termination of Employment” shall mean the Participant’s “separation from service” with the Employer and all Affiliates within the meaning of Section 409A.

2.1.25              Trust

“Trust” shall mean one or more grantor trusts (so-called “Rabbi Trusts”), if any, established pursuant to Sections 671 et. seq. of the Code, and maintained by the Employer for its own administrative convenience in connection with the operation of the Plan and the management of any of its general assets set aside to help cover its financial obligations under the Plan. Such Trusts, if any, shall be governed by a separate irrevocable agreement between the Employer and the Trustee. Any such assets held in such a Trust shall remain subject to the claims of the Employer’s general creditors. The Employer shall establish such a Trust not later than immediately prior to a Change in Control. Upon establishing the Trust, the Company shall deliver to the Trustee an amount equal to the Account, determined as of such Change in Control. Thereafter, the Company (Level One Bank or its successors) shall make additional contributions to the Trust as frequently as necessary to cause the Trust to maintain assets in an amount equal to the Account, as determine from time-to-time pursuant to Section 2.1.1. Establishment of the Trust shall not diminish or relieve the Company of its obligations under the Agreement and the Plan, including a distribution of the Account to the Executive when the Executive terminates employment with the Bank and all related entities (or, if applicable, the Executive’s Beneficiary) in accordance with the terms of the Plan.

2.1.26              Trustee

“Trustee” shall mean the party or parties named under any Trust agreement (and such successor and/or additional trustees) who shall possess such authority and discretion to hold, manage and control such Employer assets in connection with the Plan as provided under the agreement between the Trustee and the Employer.

ARTICLE III - ELIGIBILITY & PARTICIPATION

3.1                               Eligibility Requirements

D.            General Eligibility - The Executive is the only Participant. The Participant shall remain eligible in accordance with and subject to the terms of the Plan.

E.             No Employee Contributions Required - No Participant contribution shall be required to become a Participant in the Plan or accrue benefits under the Plan, nor shall any such contribution be permitted. All Plan costs, including costs of administration and those relating to Trusts, shall be borne exclusively by the Employer. The Participant shall bear all federal, state and local (or other) personal income taxes on his/her plan benefits. The Employer shall be entitled to withhold any and all applicable income and employment taxes in connection with any distribution and payment of the Account.

ARTICLE IV - VESTING AND FORFEITURE

4.1                               Vesting

The Participant’s Account under this Plan shall vest as follows, provided that the Participant is employed by the Company and Bancorp on the last day of the applicable Plan Year set forth below:

Contribution	Vesting on	Vesting on	Vesting on	Vesting on	Vesting on	Vesting on
Year	12/31/15	12/31/16	12/31/17	12/31/18	12/31/19	12/31/20
2015	25%	50%	75%	100%
2016		25%	50%	75%	100%
2017			25%	50%	75%	100%
2018				25%	50%	75%
2019					25%	50%
2020						25%

The Contribution Year is the year for which a contribution is credited. The contribution will be credited no later than March 31 of the year following the contribution year, and immediately 25% vested. The chart illustrates the pattern for subsequent year vesting; this pattern will continue beyond the years reflected in this chart, as long as the executive remains a participant in this plan.

The Participant’s Account shall be 100% vested upon retirement no earlier than age 62, or the earlier of a Change in Control, or the Participant’s death or Disability, in each case, prior to Termination of Employment.

4.2                               Additional Vesting Matters

Notwithstanding anything in the Agreement or this Plan to the contrary, the following provision shall control and govern:

Upon the Participant’s involuntary Termination of Employment for Cause, or if circumstances constituting Cause exist at the time of or prior to the Participant’s Termination of Employment, the Account shall be completely forfeited, no additional crediting or accrual to the Account shall occur, and the Participant (and the Participant’s Beneficiary) shall have no right or claim to a distribution or payment of, or otherwise in respect of, the Account or this Agreement or Plan.

ARTICLE V - DISTRIBUTIONS

5.1                               Distributions

The Participant’s Plan Distributions shall be distributed only in accordance with the provisions of this Plan and Section 409A. No other distributions of a Participant’s Plan Distributions shall be allowed from the Plan under any circumstances.

5.2                               Method and Form of Payment

A Plan Distribution shall be made in cash, in U.S. currency in a single sum, less applicable withholding.

5.3                               Commencement of Plan Distribution

A.            Plan Distribution Upon Termination of Employment — No later than the first day of the month following 30 days after or coincident with the Participant’s Termination of Employment other than as a result of death of the Participant, and provided that circumstances constituting Cause do not exist at the time of or prior to such Termination of Employment, the Employer shall make payment of the Plan Distribution to the Participant.

B.            Death - In the event the Participant dies prior to the Plan Distribution, and at or prior to the time of the Participant’s death, circumstances constituting Cause do not exist, the Employer shall pay the Participant’s Named Beneficiary the Plan Distribution on the first day of the month following 30 days after or coincident with the Participant’s date of death.

5.4                               Acceleration or Deferral

Acceleration or deferral of the time or schedule of any payment under the Plan is not permitted except as may be permitted by Code Section 409A and as may be agreed upon by the Participant and Company, in writing.

ARTICLE VI - ADMINISTRATION & CLAIMS PROCEDURE

6.1                               Duties of the Employer

The Company shall have overall responsibility for the establishment, amendment, termination, administration, and operation of the Plan. The Company may discharge this responsibility through members of the Committee.

6.2                               The Committee

The Compensation Committee shall consist of one (1) to five (5) members appointed by the Corporate Governance and Nominating Committee and one of whom shall be designated by the Corporate Governance and Nominating Committee as Chairman of the Committee. The Committee shall consist of Board Members or other employees of the Employer, or any other persons who shall serve at the request of the Board. The members of the Committee shall serve at the will of the Board, and the Board may from time to time remove any Committee member for any or no reason and appoint their successors. In the event of a vacancy in membership, the remaining members shall constitute the Committee with full authority to act

6.3                               Committee’s Powers and Duties to Administer, Interpret and Enforce the Plan

The Committee shall be the “Plan Administrator” and “Named Fiduciary”, but only to the extent required by ERISA for “top-hat” plans, and shall have the authority to administer and enforce the Plan on behalf of any and all persons having or claiming any interest in the Plan in accordance with its terms and purposes. The Committee, or any single individual Committee member it may designate, shall have the authority to interpret the Plan and its provisions, and shall determine any and all questions or claims arising in the administration and application of the Plan, in accordance with applicable laws. Any such interpretation by the Committee, or its authorized individual member, shall be conclusive and binding on all persons. Written interpretations or responses by the Committee, or its authorized individual member, shall only be required to the extent required by the Claims Procedure of Section 6.8 herein.

6.4                               Organization of the Committee

The Committee shall act by a majority of its members at the time in office. Committee action may be taken either by a vote at a meeting or by written consent without a meeting. The Committee may authorize any one or more of its members to execute any document or documents on behalf of the Committee, or to act in its behalf without additional consent as to any issue of Plan administration. The Committee shall notify the Company, in writing, of such authorization and the name or names of its member or members so designated in such cases. The Company thereafter shall accept and rely on any documents executed by or actions taken by said member of the Committee or members as representing action by the Committee until the Committee shall file with the Company a written revocation of such designation. The Committee may adopt such by-laws and regulations, as it deems desirable for the proper conduct of the Plan and to change or amend these by-laws and regulations from time to time. With the permission of the Company, the Committee may employ and appropriately compensate accountants, legal counsel, benefit specialists, actuaries and record keepers and any other persons as it deems necessary or desirable in connection with the administration and maintenance of the Plan. Such professionals and advisors shall not be considered members of the Committee for any purpose.

6.5                               Limitation of Liability

A.            No member of the Board of Directors, the Company and no officer or employee of the Company shall be liable to any employee, Participant, Named Beneficiary or any other person for any action taken or act of omission in connection with the administration or operation of this Plan unless attributable to his or her own fraud or willful misconduct. Nor shall an Employer be liable to any employee, Participant, Named Beneficiary any other person for any such action taken or act of omission unless attributable to fraud, gross negligence or willful misconduct on the part of a director, officer or employee of the Employer. Moreover, each Participant, Named Beneficiary, and any other person claiming a right to payment under the Plan shall only be entitled to look to the Employer for payment, and shall not have the right, claim or demand against the Committee (or any member thereof), or any director, officer, employee or other agent of the Employer or any Affiliate.

B.            To the fullest extent permitted by the law, the Employer shall indemnify the Committee, each of its members, and the Employer’s officers and directors for expenses, costs, or liabilities arising out of the performance of duties required by the Plan or any Trust agreement, except for those expenses, costs, or liabilities arising out of a member’s fraud, willful misconduct or gross negligence.

6.6                               Committee Reliance on Records and Reports

The Committee shall be entitled to rely upon certificates, reports, and opinions provided by an accountant, tax or pension advisors, actuary or legal counsel employed by the Employer or Committee. The Committee shall keep a record of all its proceedings and acts, and shall keep all such books of account, records, and other data as may be necessary for the proper administration of the Plan. The regularly kept records of the Committee and the Employer shall be conclusive evidence of the service of a Participant, compensation, age, marital status, status as an employee, and all other matters contained therein and relevant to this Plan. However, a Participant may request a correction in the record of his age at any time prior to his Retirement Age. Such correction shall be made if Participant furnishes a birth certificate, or other satisfactory documentary proof of age within 90 days after such correction request. The Committee, in any of its dealings with Participant(s) may conclusively rely on any written statement, representation, or documents made or provided by such Participants.

6.7                               Costs of the Plan

All the costs and expenses for administering and operating the Plan and Trust shall be borne by the Employer.

6.8                               Claims Procedure

A.            Claim. - Benefits shall be paid in accordance with the terms of this Plan. A Participant, Named Beneficiary or any person who believes that he is being denied a benefit to which he is entitled under the Plan (“Claimant”) may file a written request for such benefit with the Company, setting forth his claim. The request must be addressed to the Committee at the Company’s principal place of business.

B.            Claim Decision. - Upon the receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. However, the Committee may extend the reply period for an additional ninety (90) days for reasonable Cause. Any claim not granted or denied within such time period shall be deemed to have been denied. If the claim is denied in whole or in part, the Committee shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

1.              The specific reason or reasons for such denial;

2.              The specific reference to pertinent provisions of this Plan on which such denial is based;

3.              A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;

4.              Steps to be taken if the Claimant wishes to submit the claim for review; and

5.              The time limits for requesting a review under Subsection C. and under Subsection D hereof.

C.            Request for Review - Within sixty (60) days after the receipt by the Claimant of the Committee’s written opinion described above, the Claimant may request in writing that the Secretary of the Company review the determination of the Committee. Such request must be addressed to the Secretary of the Company, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Company. If the Claimant does not request a review of the Committee’s determination by the Secretary of the Company within such sixty (60) day period, he shall be barred and estopped from challenging the Committee’s determination.

D.            Review of Decision - Within sixty (60) days after the Secretary’s receipt of a request for review, he or she will review the Committee’s determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and shall render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review. Any claim not granted or denied within such time period will be deemed to have been denied.

6.9                               Litigation

It shall be necessary to join only the Employer as a party in any action or judicial proceeding affecting the Plan. Any final judgment in such action or proceeding shall be binding on the Participant, Named Beneficiaries and other persons claiming under the Plan.

ARTICLE VII - AMENDMENT, TERMINATION & MERGER

7.1                               Amendment

The Company by action of its Board of Directors, and with the written consent of the Executive, may amend or terminate the Agreement and Plan.

7.2                               Consolidation/Merger/Reorganization

Notwithstanding anything in the Plan to the contrary, neither the Employer nor Bancorp shall enter into any consolidation, merger or reorganization without the Employer or Bancorp obtaining from the successor-in-interest organization an agreement to an assignment and assumption of the obligations under this Plan by its successor-in-interest or surviving company or companies. Should such consolidation, merger or reorganization occur with such an assignment and assumption of the Plan’s obligation, the term “Employer” as defined and used in this Agreement shall refer to the successor-in-interest or surviving company or companies.

ARTICLE VIII - GENERAL PROVISIONS

8.1                               Applicable Law

Except insofar as the law has been superseded by applicable federal law, Michigan law shall govern the construction, validity and administration of this Plan as created by this Agreement. This Plan is intended be a non-qualified unfunded plan of deferred compensation and any ambiguities in its construction shall be resolved in favor of an interpretation which will affect this intention.

8.2                               Benefits Not Transferable or Assignable

A.            Benefits under the Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefits shall be void, nor shall any such benefits be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to them. This section shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, including a qualified domestic relations order under Section 414(p) of the Code.

B.            An Employer may bring an action for a declaratory judgment if a Participant’s Named Beneficiary or any beneficiary’s benefits hereunder are threatened to be attached by an order from any court. The Employer may seek such declaratory judgment in a court of competent jurisdiction to:

1.              Determine the proper recipient or recipients of the benefits to be paid under the plan;

2.              Protect the operation and consequences of the Plan for the Employer and all Participants; and

3.              Request any other equitable relief the Employer in its sole judgment may feel appropriate.

Benefits which may become payable during the pendency of such an action shall, at the sole discretion of the Employer, either be:

1.              Paid into the court as they become payable, or

2.              Held in a separate account subject to the court’s final distribution order. Any such delay shall comply in all respects with Code Section 409A.

C.            Notwithstanding anything in the Agreement or Plan to the contrary, the Participant’s (and, if applicable, Beneficiary’s) rights in respect of the Agreement and Plan shall be no greater than that of a general unsecured creditor of the Employer.

8.3                               Not an Employment Contract

The Plan is not and shall not be deemed to constitute a contract between the Employer or any Affiliate and any Participant, or to be a consideration for, or an inducement to, or a condition of, the employment of any employee. Nothing contained in the Plan shall give or be deemed to give the Executive the right to remain in the employment of the Employer or any Affiliate or to interfere with the right to be retained in the employ of the Employer, any legal or equitable right against the Employer or an Affiliate, or to interfere with the right of the Employer or any Affiliate to discharge or retire the Executive at any time. It is expressly understood by the parties that the Plan relates to the payment of deferred compensation for the Participant’s services, and is not intended to be an employment contract. Nothing in the Agreement or Plan modifies the Employment Agreement.

8.4                               Notices

A.            Any notices required or permitted hereunder shall be in writing and shall be deemed to be sufficiently given at the time when delivered personally or when mailed by certified or registered first class mail, postage prepaid, addressed to either party hereto as follows:

If to the Company:

Level One Bank

32991 Hamilton Court

Farmington Hills, MI 48334

Or another address communicated by the Company to the Participant in future Plan communications.

If to the Participant:

At his last known address, as indicated by the records of the Employer, or to such changed address as such parties may have fixed by notice. However, any notice of change of address shall be effective only upon receipt.

B.            Any communication, benefit payment, statement of notice addressed to the Participant or Named Beneficiary at the last post office address as shown on the Employer’s records shall be binding on the Participant or Named Beneficiary, as applicable, for all purposes of the Plan. The Employer, and a Trustee, if applicable, shall not be obligated to search for any Participant or Named Beneficiary beyond sending a registered letter to such last known address.

8.5          Severability

The Plan as contained in this document constitutes the entire agreement with the Participant. If any provision of the Plan shall for any reason be invalid or unenforceable, the remaining provisions of the Plan shall be carried into effect, unless the effect thereof would be to materially alter or defeat the purposes of the Plan.

8.6          Participant is General Creditor with No Rights to Assets

A.            The payments to the Participant or his Named Beneficiary or any other beneficiary hereunder shall be made from assets that shall continue, for all purposes, to be a part of the general, unrestricted assets of the Employer; no person shall have any interest in any such assets by virtue of the provisions of this Plan. The Employer’s obligation under this Plan is solely and exclusively the Employer’s obligation and shall be an unfunded and unsecured promise to pay money in the future. No other company, bank, person or other entity shall in any way be responsible or otherwise accountable for such obligation. To the extent that any person acquires a right to receive a benefit from the Employer under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Employer; no such person shall have nor acquire any legal or equitable right, or claim in or to any property or assets of the Employer. The Employer shall not be obligated under any circumstances to fund obligations under this Agreement.

B.            An Employer, at its sole discretion, may acquire and/or set aside assets or funds to support its financial obligations under this Plan. No such acquisition or set-aside shall impair or derogate from the Employer’s direct obligation to a Participant or Named Beneficiary under this Plan. However, no Participant or Named Beneficiary shall be entitled to receive duplicate payments of any benefits provided under the Plan because of the existence of such assets or funds.

C.            In the event that, in its discretion, the Employer purchases an asset(s) or insurance policy or policies insuring the life of the Participant to allow the Employer to recover the cost of providing benefits, in whole or in part hereunder, neither the Participant, Named Beneficiary nor any other beneficiary shall have any rights whatsoever therein in such assets or in the proceeds therefrom. The Employer shall be the sole owner and beneficiary of any such assets or insurance policies and shall possess and may exercise all incidents of ownership therein. No such asset or policy, policies or other property shall be held in any Trust either for the Participant or any other person nor as collateral security for any obligation of the Employer hereunder. The Participant’s participation in the acquisition of such assets or policy or policies shall not be a representation to the Participant, Named Beneficiary or any other beneficiary of any beneficial interest or ownership in such assets, policy or policies. The Participant may be required to submit to medical examinations, supply such information and to execute such documents as may be required by any insurance carriers as a pre-condition to participation in and any benefit under the Plan, or continuing participation in and any benefit under the Plan.

8.7          No Trust Relationship Created

Nothing contained in this Plan shall be deemed to create a trust of any kind or create any fiduciary relationship between the Employer and the Participant, Named Beneficiary, other beneficiaries of the Participant, or any other person claiming through the Participant. Funds allocated hereunder shall continue for all purposes to be part of the general assets and funds of the Employer and no person other than the Employer shall, by virtue of the provisions of this Plan, have any beneficial interest in such assets and funds. The creation of a grantor trust under the Code to hold such assets or funds for the administrative convenience of the Employer shall in no way represent to the Participant or Named Beneficiary a property or beneficial ownership interest in such assets.

8.8          Limitations on Liability of the Employer

Neither the establishment of the Plan nor any modification hereof nor the creation of any account under the Plan nor the payment of any benefits under the Plan shall be construed as giving to the Participant or any other person any legal or equitable right against the Employer or any officer or employee thereof except as provided by law.

8.9          Agreement between Employer and Participant Only; Certain Construction Matters

This Plan is solely between the Employer and the Participant. The Participant, Named Beneficiary, estate or any other person claiming through the Participant, shall only have recourse against the Employer for enforcement of the terms of this Plan. This Plan shall be binding upon and inure to the benefit of the Employer and its successors and assigns, and the Participant, and his or her heirs, executors, administrators and Beneficiaries. This Agreement and Plan shall not be construed against the party preparing it, but shall be construed as if the Employer and Participant jointly prepared this Agreement and Plan, and no provision of this Agreement or Plan shall be interpreted against any one party.

8.10        Independence of Benefits

The benefits payable under this Plan are for services already rendered or to be rendered and shall be independent of, and in addition to, any other benefits or compensation, whether by salary, bonus or otherwise, payable to the Participant under any compensation and/or benefit arrangements or plans, incentive cash compensations and stock plans and other retirement or welfare benefit plans, that now exist or may hereafter exist from time to time.

8.11        Unclaimed Property

Except as may be required by law, the Company may take of any the following actions if it gives notice to the Participant or Named Beneficiary of an entitlement to a benefit under the Plan, and the Participant or Named Beneficiary fails to claim such benefit or fails to provide their location to the Company within three (3) calendar years of such notice:

A.            Direct distribution of such benefits, in such proportions as the Company may determine, to one or more or all, of the Participant’s next of kin, if the Company knows their location; or

B.            Deem this benefit to be forfeited and paid to the Employer if the location of the Participant’s next of kin is not known. However, the Employer shall pay the benefit, unadjusted for gains or losses from the date of such forfeiture, to the Participant or Named Beneficiary who subsequently makes proper claim to the benefit.

The Employer and any Trustee, if applicable, shall not be liable to any person for payment made in accordance pursuant to applicable state unclaimed property laws.

8.12        Named Beneficiary

As long as this Plan is in force, the Participant shall be entitled to specify or revoke and change the beneficiary or beneficiaries of a survivor benefit, if any, to be paid at the time of his/her death according to procedures set out by the Employer. No Named Beneficiary shall obtain any vested right to have this Plan continued in force, and it may be amended, modified, terminated in whole or in part by the Company in writing without the consent of any Named Beneficiary.

8.13        Required Tax Withholding and Reporting

The Employer shall withhold and report federal, state and local income and other tax amounts in connection with this Plan as may be required by law from time to time.

8.14        Discrepancies between the Plan Document and Any Other Understanding

In the event of any discrepancies or ambiguities between the terms of the Plan and any other understanding of the Plan, the terms of the Plan as set forth in this Agreement (and any amendment or restatement of this Agreement and Plan) shall control.

8.15        Code Section 409A Compliance

A.            This Plan shall be interpreted by the Committee to comply with Section 409A. Notwithstanding anything herein to the contrary, (i) if at the time of Participant’s Termination of Employment Participant is a “specified employee” as defined in Section 409A and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such Termination of Employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Employer will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Participant) until the date that is six months following Participant’s Termination of Employment (or the earliest date as is permitted under Section 409A) and (ii) if any other payments of money or other benefits due to Participant hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Board of Directors, that does not cause such an accelerated or additional tax.

B.            The intent of the parties is that payments and benefits under this Agreement comply with Section 409A and the regulations and guidance promulgated such that taxation under Section 409A shall not arise in connection with this Agreement, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted so as to be in compliance with Section 409A. In no event whatsoever shall the Company, or any other company, bank, person or other entity be liable for any additional tax, interest or penalty that may be imposed on Participant or Beneficiary under Section 409A or damages or any other losses for failing to comply with Section 409A or any other provision of applicable tax or other similar law. Neither the Company nor any of its Affiliates, or any of the agents, employees, officers, directors or other representatives of one or more of the foregoing represents, warrants or guarantees any particular or favorable tax or other result in connection with this Agreement, the Plan, or otherwise. The Participant shall be solely and exclusively responsible for any and all such results.

ARTICLE IX - SIGNATURE PAGE

IN WITNESS WHEREOF, the Company has caused this Agreement and Plan to be executed, and the Participant has executed this Agreement and Plan, on the Execution Date, effective as of the Effective Date.

COMPANY:

Level One Bank

By:

Print Name:

Title:

PARTICIPANT:

Print Name:

BENEFICIARY DESIGNATION FORM

Level One Bank Supplemental Executive Retirement Plan for Executive

1.
(Participant’s Last Name)	(MI)	(First Name)

( )
(Social Security Number)	(Office Tel.)	(E Mail)

2. I hereby:

☐            make the following first designation of my revocable beneficiary to receive any benefits, if any, to which I may be entitled and to possess my rights and interest under the Plan in the event of my death.

☐            revoke any and all of my prior beneficiary designations as filed with the Company (Level One Bank) and make the following new designation of my revocable beneficiary to receive any benefits, if any, to which I may be entitled and to possess my rights and interest under the Plan in the event of my death.

I understand that this beneficiary designation shall become effective upon the date it is received and acknowledged by the Company.

3. Named Beneficiary (ies):

A. Primary Beneficiary:			B. Secondary Beneficiary:

Address:			Address:
(Street)			(Street)

(City)	(State)	(ZIP)	(City)	(State)	(ZIP)

Relationship:			Relationship:

4. Your Signature:
	(Participant’s Signature)	(Date)

We recommend you consult with legal counsel in the preparation of this designation.

Company Acknowledgment: By:
(Date)
Title: